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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 11, 2002


                           DALEEN TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                         0-27491                 65-0944514
(State or Other Jurisdiction     (Commission File Number)     (I.R.S.Employer
    of Incorporation)                                       Identification No.)

                        902 CLINT MOORE ROAD, SUITE 230
                           BOCA RATON, FLORIDA 33487
              (Address of principal executive offices) (Zip Code)


                                 (561) 999-8000
              (Registrant's telephone number, including area code)


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ITEM 5 - OTHER EVENTS.


         In January 2001, Daleen Technologies, Inc. (the "Company") loaned $1,237,823 (the "Loan") to James Daleen, its Chairman, President and Chief Executive Officer, and Mr. Daleen's limited partnership (collectively the "Makers"). The Loan is secured by 901,945 shares of the Company's common stock (the "Shares"), and is non-recourse to the Makers except to the extent of the Shares held as the collateral. As previously reported by the Company, on January 31, 2002, an interest payment of $119,871 was due and payable on the Loan. That interest payment has not been made. As a result of non-payment of this interest, the Loan is in default. Pursuant to the terms of the Loan, in the event of a default the Company may, at its option, give notice of default due to the nonpayment of interest. In that event, the principal and interest on the Loan would become due and payable. As a result of the Loan being non-recourse, the Company's sole remedy would be to take possession of the Shares held as collateral for the Loan. At such time, the Loan would be deemed satisfied.

         The Company announced that it has elected to enforce the terms of the Loan by issuing a notice of default to the Makers and stated its intention to collect the entire amount due. Pursuant to the terms of the Loan, on September 10, 2002, the Makers waived notice of default and, on September 11, 2002, surrendered all of the collateral, consisting of the 901,945 Shares, to the Company in satisfaction of the Loan. The Company has adopted a policy that prohibits loans to executive officers and directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    DALEEN TECHNOLOGIES, INC.

                                    By:  /s/ Jeanne Prayther
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                                       Jeanne Prayther
                                       Chief Financial Officer and
                                       Secretary
Dated:  September 11, 2002